Exhibit 99.1

LULULEMON ATHLETICA INC. ANNOUNCES THIRD QUARTER FISCAL 2016 RESULTS;
BOARD OF DIRECTORS AUTHORIZES $100 MILLION STOCK REPURCHASE PROGRAM

Vancouver, British Columbia – December 7, 2016 – lululemon athletica inc. (NASDAQ:LULU) today announced financial results for the third quarter ended October 30, 2016.
For the third quarter ended October 30, 2016:

•	Net revenue increased by 13% to $544.4 million from $479.7 million in the third quarter of fiscal 2015.

•	Total comparable sales, which includes comparable store sales and direct to consumer, increased by 7%.

•	Comparable store sales increased by 4%.

•	Direct to consumer net revenue increased by 16% to $104.0 million.

•	Gross profit increased by 24% to $278.4 million, and as a percentage of net revenue gross profit was 51.1% compared to 46.9% in the third quarter of fiscal 2015.

•
Income from operations increased by 36% to $93.0 million from $68.2 million in the third quarter of fiscal 2015, and as a percentage of net revenue was 17.1% compared to 14.2% of net revenue in the third quarter of fiscal 2015.

•
Income tax expense increased to $25.3 million from $12.1 million in the third quarter of fiscal 2015, and the effective tax rate was 27.0% compared to 18.6%. Excluding certain tax and related interest adjustments, the effective tax rate was 31.3% compared to 28.8% in the third quarter of fiscal 2015.

•
Diluted earnings per share for the third quarter of fiscal 2016 were $0.50 compared to $0.38 in the third quarter of fiscal 2015. Excluding certain tax and related interest adjustments, diluted earnings per share were $0.47 for the third quarter of fiscal 2016 compared to $0.35 for the third quarter of fiscal 2015.

The Company ended the third quarter of fiscal 2016 with $480.4 million in cash and cash equivalents compared to $403.4 million at the end of the third quarter of fiscal 2015. Inventories at the end of the third quarter of fiscal 2016 increased by 2% to $364.5 million compared to $357.8 million at the end of the third quarter of fiscal 2015. The Company ended the quarter with 389 stores.
The Company also announced that its board of directors has approved a stock repurchase program for up to $100 million of its common shares in the open market at prevailing market prices. The timing and actual number of common shares to be repurchased will depend upon market conditions and other factors, in accordance with Securities and Exchange Commission requirements. The stock repurchase program is intended to create shareholder value by making opportunistic repurchases during periods of favorable market conditions. Shares may be repurchased from time to time on the open market, through block trades or otherwise. Purchases may be started or stopped at any time without prior notice depending on market conditions and other factors.
Laurent Potdevin, lululemon's CEO, stated: "Our third quarter results demonstrated strong execution across all areas of our business as we delivered continued topline momentum, outperformed in gross margin and inflected meaningfully in EPS. This success is a result of our team's ongoing effort and commitment to delivering on our long term strategies."
Mr. Potdevin continued: "As we entered the fourth quarter, we experienced mixed sales results that have since improved. I am inspired by the team's response and passion towards making this another successful holiday season, and I am confident that we will continue to deliver an unparalleled guest experience across all our channels and regions around the globe."
Updated Outlook
For the fourth quarter of fiscal 2016, we expect net revenue to be in the range of $765 million to $785 million based on total comparable sales in the mid-single digits on a constant dollar basis. Diluted earnings per share are expected to be in the range of $0.96 to $1.01 for the quarter. This guidance assumes 137.3 million diluted weighted-average shares outstanding and a 31.2% tax rate.

For the full fiscal 2016, we now expect net revenue to be in the range of $2.320 billion to $2.340 billion based on total comparable sales in the mid-single digits on a constant dollar basis. Diluted earnings per share are expected to be in the range of $2.18 to $2.23 for the full year, or $2.11 to $2.16 normalized for the tax and related interest adjustments made during the first three quarters of fiscal 2016. This guidance assumes 137.3 million diluted weighted-average shares outstanding and a 28.2% tax rate, or 30.9% excluding the above tax and related interest adjustments.
Conference Call Information
A conference call to discuss third quarter results is scheduled for today, December 7, 2016, at 4:30 p.m. Eastern time. Those interested in participating in the call are invited to dial 1-800-319-4610 or 1-604-638-5340, if calling internationally, approximately 10 minutes prior to the start of the call. A live webcast of the conference call will be available online at: http://investor.lululemon.com/events.cfm. A replay will be made available online approximately two hours following the live call for a period of 30 days.
About lululemon athletica inc.
lululemon athletica inc. (NASDAQ:LULU) is a healthy lifestyle inspired athletic apparel company for yoga, running, training, and most other sweaty pursuits, with products that create transformational experiences for people to live happy, healthy, fun lives. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, visit www.lululemon.com.
Non-GAAP Financial Measures
Constant dollar changes in net revenue, total comparable sales, comparable store sales, and direct to consumer net revenue, and the effective tax rate and diluted earnings per share excluding certain tax and related interest adjustments, are not United States generally accepted accounting principle ("GAAP") financial measures.
A constant dollar basis assumes the average foreign exchange rates for the current period remained constant with the average foreign exchange rates for the same period of the prior year. We provide constant dollar changes in net revenue, total comparable sales, comparable store sales, and changes in direct to consumer net revenue because we use these measures to understand the underlying growth rate of net revenue excluding the impact of changes in foreign exchange rates. We believe that disclosing these measures on a constant dollar basis is useful to investors because it enables them to better understand the level of growth of our business.
We disclose the effective tax rate and diluted earnings per share excluding certain tax and related interest adjustments because of their comparability to our historical information, which we believe is useful to investors.
The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or with greater prominence to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the section captioned "Reconciliation of Non-GAAP Financial Measures" included in the accompanying financial tables, which includes more detail on the GAAP financial measure that is most directly comparable to each non-GAAP financial measure, and the related reconciliations between these financial measures.
Forward-Looking Statements:
This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations and our prospects and strategies for future growth. In many cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "outlook," "believes," "intends," "estimates," "predicts," "potential" or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: our ability to maintain the value and reputation of our brand, including any negative publicity regarding our products or the production methods of our suppliers or manufacturers; the acceptability of our products to our guests, including receiving products that comply with our technical specifications and quality standards; our highly competitive market and increasing competition; our reliance on and limited control over third-party suppliers to provide fabrics for and to produce our products; an economic downturn or economic uncertainty in our key markets; increasing product costs and decreasing selling prices; our ability to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products; our ability to accurately forecast customer demand for our products; our ability to safeguard against security breaches with respect to our information technology systems; any material disruption of our information systems; our ability to manage our growth and the increased complexity of our business effectively; the fluctuating costs of raw materials; our ability to expand internationally in light of our limited operating experience and limited brand recognition in new international markets; our ability to deliver our products to the market and to meet customer expectations if we have problems with our distribution system; imitation by our competitors; our ability to protect our intellectual property rights; changes in tax laws or unanticipated tax liabilities, capital or financing needs in the United States, or our intentions with respect to the reinvestment of foreign earnings; our ability to cancel store leases if an existing or new store is not profitable; increasing labor costs and other factors associated with the production of our products in South and South East Asia; our ability to successfully open new store locations in a timely manner; our ability to comply with trade and other regulations; the continued service of our senior management; seasonality; fluctuations in foreign currency exchange rates; the operations of many of our suppliers are subject to international and other risks; our ability to source our merchandise profitably or at all; our exposure to various types of litigation; actions of activist stockholders; and other risks and uncertainties set out in filings made from time to time with the United States Securities and Exchange Commission and available at www.sec.gov, including, without limitation, our most recent reports on Form 10-K and Form 10-Q. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.
Contacts:
Investor Contact:
Joseph Teklits/Caitlin Morahan
ICR, Inc.
203-682-8200

Media Contact:
Alecia Pulman
ICR, Inc.
203-682-8224

lululemon athletica inc.
Condensed Consolidated Statements of Operations
Unaudited; Expressed in thousands, except per share amounts

	Thirteen Weeks Ended October 30, 2016	Thirteen Weeks Ended November 1, 2015	Thirty-Nine Weeks Ended October 30, 2016	Thirty-Nine Weeks Ended November 1, 2015
Net revenue	$544,416	$479,693	$1,554,452	$1,356,247
Costs of goods sold	265,990	254,896	782,734	713,548
Gross profit	278,426	224,797	771,718	642,699
As a percent of net revenue	51.1%	46.9%	49.6%	47.4%
Selling, general and administrative expenses	185,451	156,619	547,195	439,906
As a percent of net revenue	34.1%	32.7%	35.2%	32.4%
Income from operations	92,975	68,178	224,523	202,793
As a percent of net revenue	17.1%	14.2%	14.4%	15.0%
Other income (expense), net	628	(2,890)	720	(1,519)
Income before income tax expense	93,603	65,288	225,243	201,274
Income tax expense	25,318	12,135	57,997	52,643
Net income	$68,285	$53,153	$167,246	$148,631

Basic earnings per share	$0.50	$0.38	$1.22	$1.05
Diluted earnings per share	$0.50	$0.38	$1.22	$1.05
Basic weighted-average shares outstanding	137,033	140,282	137,095	141,198
Diluted weighted-average shares outstanding	137,237	140,457	137,321	141,470

lululemon athletica inc.
Condensed Consolidated Balance Sheets
Unaudited; Expressed in thousands

	October 30, 2016	January 31, 2016
ASSETS
Current assets
Cash and cash equivalents	$480,386	$501,482
Inventories	364,514	284,009
Prepaid and receivable income taxes	123,362	91,453
Other current assets	54,648	40,095
Total current assets	1,022,910	917,039
Property and equipment, net	399,658	349,605
Goodwill and intangible assets, net	24,567	24,777
Deferred income taxes and other non-current assets	31,805	22,656
Total assets	$1,478,940	$1,314,077
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$9,132	$10,381
Accrued inventory liabilities	32,146	25,451
Accrued compensation and related expenses	53,641	43,524
Income taxes payable	21,953	37,736
Unredeemed gift card liability	44,173	57,736
Other accrued liabilities	51,663	50,676
Total current liabilities	212,708	225,504
Deferred income tax liability	11,064	10,759
Other non-current liabilities	50,699	50,332
Stockholders' equity	1,204,469	1,027,482
Total liabilities and stockholders' equity	$1,478,940	$1,314,077

lululemon athletica inc.
Condensed Consolidated Statements of Cash Flows
Unaudited; Expressed in thousands

	Thirty-Nine Weeks Ended October 30, 2016	Thirty-Nine Weeks Ended November 1, 2015
Cash flows from operating activities
Net income	$167,246	$148,631
Items not affecting cash	75,252	58,471
Changes in operating assets and liabilities	(145,167)	(181,162)
Net cash provided by operating activities	97,331	25,940
Net cash used in investing activities	(106,168)	(108,061)
Net cash used in financing activities	(23,960)	(167,452)
Effect of exchange rate changes on cash	11,701	(11,460)
Decrease in cash and cash equivalents	(21,096)	(261,033)
Cash and cash equivalents, beginning of period	501,482	664,479
Cash and cash equivalents, end of period	$480,386	$403,446

lululemon athletica inc.
Reconciliation of Non-GAAP Financial Measures
Unaudited

Constant dollar changes in net revenue, total comparable sales, comparable store sales, and direct to consumer net revenue
The below changes in net revenue, total comparable sales, comparable store sales, and direct to consumer net revenue show the net change for the third quarter of fiscal 2016 compared to the third quarter of fiscal 2015.

	Change in Net Revenue	Change in Total Comparable Sales[1,2]	Change in Comparable Store Sales[2]	Change in Direct to Consumer Net Revenue
Increase	13%	7%	4%	16%
Adjustments due to foreign exchange rate changes	—	—	—	—
Increase in constant dollars	13%	7%	4%	16%
__________
1Total comparable sales includes comparable store sales and direct to consumer sales.
2Comparable store sales reflects net revenue from company-operated stores that have been open for at least 12 months, or open for at least 12 months after being significantly expanded.

Effective tax rate and diluted earnings per share, excluding tax and related interest adjustments

	Thirteen Weeks Ended October 30, 2016	Thirteen Weeks Ended November 1, 2015	Thirty-Nine Weeks Ended October 30, 2016	Thirty-Nine Weeks Ended November 1, 2015
Effective tax rate	27.0%	18.6%	25.7%	26.2%
Tax and related interest adjustments[1]	4.3	10.2	5.0	3.3
Effective tax rate, excluding tax and related interest adjustments	31.3%	28.8%	30.7%	29.5%

	Thirteen Weeks Ended October 30, 2016	Thirteen Weeks Ended November 1, 2015	Thirty-Nine Weeks Ended October 30, 2016	Thirty-Nine Weeks Ended November 1, 2015
Diluted earnings per share	$0.50	$0.38	$1.22	$1.05
Tax and related interest adjustments[1]	(0.03)	(0.03)	(0.07)	(0.03)
Diluted earnings per share, excluding tax and related interest adjustments	$0.47	$0.35	$1.15	$1.02
__________
1These adjustments relate to the Company's transfer pricing arrangements and the associated repatriation of foreign earnings. Please refer to Note 7 to the unaudited interim consolidated financial statements included in Item 1 of Part I of the Company's Report on Form 10-Q to be filed with the SEC on or about December 7, 2016 for an explanation as to the nature of these items.

Expected annual effective tax rate and diluted earnings per share, excluding tax and related interest adjustments

Fifty-Two Weeks Ending January 29, 2017
Expected effective tax rate	28.2%
Tax and related interest adjustments[1]	2.7
Expected effective tax rate, excluding tax and related interest adjustments	30.9%

Fifty-Two Weeks Ending January 29, 2017
Expected diluted earnings per share range	$2.18 to $2.23
Tax and related interest adjustments[1]	(0.07)
Diluted earnings per share, excluding tax and related interest adjustments	$2.11 to $2.16
__________
1These adjustments relate to the Company's transfer pricing arrangements and the associated repatriation of foreign earnings. Please refer to Note 7 to the unaudited interim consolidated financial statements included in Item 1 of Part I of the Company's Report on Form 10-Q to be filed with the SEC on or about December 7, 2016 for an explanation as to the nature of these items.

lululemon athletica inc.
Store Count and Square Footage1
Square Footage Expressed in Thousands

	Number of Stores Open at the Beginning of the Quarter	Number of Stores Opened During the Quarter	Number of Stores Closed During the Quarter	Number of Stores Open at the End of the Quarter
4th Quarter 2015	354	10	1	363
1st Quarter 2016	363	11	1	373
2nd Quarter 2016	373	6	—	379
3rd Quarter 2016	379	12	2	389

	Total Gross Square Feet at the Beginning of the Quarter	Gross Square Feet Added During the Quarter[2]	Gross Square Feet Lost During the Quarter[2]	Total Gross Square Feet at the End of the Quarter
4th Quarter 2015	1,036	38	3	1,071
1st Quarter 2016	1,071	26	2	1,095
2nd Quarter 2016	1,095	22	—	1,117
3rd Quarter 2016	1,117	32	5	1,144
 __________
1Store count and square footage summary includes company-operated stores which are branded lululemon or ivivva. Excludes retail locations operated by a third party under a license and supply arrangement.
2Gross square feet added/lost during the quarter includes net square foot additions for company-operated stores which have been renovated or relocated in the quarter.